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                                                         EXHIBIT 99.4

PROXY                                                           PROXY

                            U.S. ROBOTICS CORPORATION
                          8100 NORTH McCORMICK BOULEVARD
                              SKOKIE, ILLINOIS 60076

        THIS PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 1997 IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder(s) of U.S. Robotics Corporation, a Delaware corporation (the "Company") hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated May ___, 1997, and hereby appoints Casey Cowell, Mark Remissong and George A. Vinyard, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of the Company held of record by the undersigned on Thursday, May 1, 1997, at the Special Meeting of Stockholders of the Company to be held at __________________ located at _________________, Illinois on __________________, June 11, 1997,
at 11:00 a.m. local time and any adjournment or postponement thereof.


    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                ENCLOSED ENVELOPE
                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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(CONTINUED FROM REVERSE SIDE)

                             U.S. ROBOTICS CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                            ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1.

1.  THE MERGER

FOR adoption of the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 1997 and amended as of March 14, 1997 (the "Merger Agreement"), by and among 3Com Corporation, a California corporation, TR Acquisitions Corporation, a Delaware corporation and a wholly-owned subsidiary of 3Com, 3Com (Delaware) Corporation, a Delaware corporation and a wholly-owned subsidiary of 3Com and the Company.

          FOR                   AGAINST                 ABSTAIN

          (   )                  (   )                   (   )


2. To transact such other business as may properly come before the USR Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Merger, or any adjournments or postponements thereof.


In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

I plan to attend the Annual Meeting................. /  /

To change your address, please mark this box and
correct below....................................... /  /

__________________________________________________________

__________________________________________________________




Signature:_____________________ Signature:________________ Dated:_____, 1997

Please sign exactly as name appears on the reverse side. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.